UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2023 (November 2, 2023)

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-39289

Delaware		98-1524224
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $1,150.00 per share	CANO/WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2023, Cano Health, Inc. (“Cano Health” or the “Company”) issued a press release (the “Press Release”) announcing, among other things, that it has filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the Delaware Secretary of State to effect the 1-for-100 reverse stock split (the “Reverse Stock Split”) of shares of its Class A and Class B common stock, each previously $0.0001 par value per share (together, the “Common Stock”). The Certificate of Amendment became effective immediately upon filing on November 2, 2023 (the “Effective Time”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference in its entirety. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The Company currently has several registration statements on Form S-3 or Form S-8 that register the resale of its Class A common stock. The Securities and Exchange Commission (“SEC”) allows the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering covered by these registration statements. The information incorporated by reference is considered to be part of the prospectus included within those registration statements. Information in Item 5.03 of this Form 8-K is therefore intended to be automatically incorporated into the outstanding Form S-3 and Form S-8 registration statements, thereby amending them.

In connection with effectuating the Reverse Stock Split, any shares of the Company’s Class A common stock described in its registration statements and awarded or available for issuance under its 2021 Employee Stock Purchase Plan (as amended, the “ESPP”) and/or its 2021 Stock Option and Incentive Plan (whether as stock options, restricted stock units, restricted shares of other awards (as amended, the “Stock Plan”) were proportionately reduced (i.e., divided by 100) and the exercise price of any outstanding options under its ESPP and stock options under the Stock Plan were proportionately increased (i.e., multiplied by 100). The following is a list of the Company’s registration statements, by SEC file number, that are amended by the filing of this Form 8-K:

•	Form S-3, File No. 333-270578, effective May 17, 2023;

•	Form S-3, File No. 333-270580, effective May 17, 2023;

•	Form S-8, File No. 333-270576, effective March 15, 2023;

•	Form S-3, File No. 333-258736, effective September 12, 2022;

•	Form S-3, File No. 333-257445, effective September 12, 2022;

•	Form S-3, File No. 333-267252, effective September 9, 2022;

•	Form S-3, File No. 333-266083, effective July 20, 2022; and

•	Form S-8, File No. 333-259000, effective August 23, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 2, 2023, the Company held a special stockholders’ meeting (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved a proposal to grant the Company’s Board of Directors the discretionary authority to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the authorized shares of the Company’s Common Stock, including both issued and outstanding and unissued shares, at a ratio of 1-for-60, with the Board having the right to adjust such ratio, acting in its sole discretion and in the Company’s best interest, down to 1-for-5 and up to 1-for-100, inclusive, such exact ratio to be determined at any time prior to November 2, 2024 (the “Reverse Stock Split Proposal”).

A total of 336,931,904 shares of the Company’s Common Stock were present at the Special Meeting in person or by proxy, which represented approximately 62% of the outstanding shares of the Company’s Common Stock as of October 5, 2023, the record date for the Special Meeting. At the Special Meeting, the Company’s stockholders approved the Reverse Split Proposal based on the following vote tabulation:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
316,070,404	19,628,293	1,233,207	N/A

Item 8.01	Other Events.

On November 2, 2023, the Company issued the Press Release announcing the results of the Special Meeting and the implementation of the Reverse Stock Split. A copy of the Press Release is filed as Exhibit 99.1 and it is incorporated by reference into this Item 8.01 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Cano Health, Inc.

99.1	Press Release dated November 2, 2023.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CANO HEALTH, INC.

November 2, 2023	By:	/s/ Mark Kent
Mark Kent
Chief Executive Officer